UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026

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BRB FOODS INC.
(Exact name of registrant as specified in its charter)

Wyoming	001-42870	92-1196935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rua Doutor Eduardo de Souza Aranha, 387 – Conjunto 151

São Paulo, SP, Brazil 04543-121

(Address of principal executive offices, including zip code)

+55 4040-5766

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Copies to:

Thomas J. McCabe, Esq.

The McCabe Law Firm, P.C.

2389 Yorktown Street

Oceanside, New York 11572

Tel.: (917) 597-8221

 ___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Contribution Agreement

On October 22, 2026, BRB Foods Inc. (the “Company” or “BRB”) entered into a Contribution Agreement and Other Covenants, dated as of October 22, 2026 (the “Contribution Agreement”), with Pivato Administração e Participações Ltda. (“Pivato”), GKX Consultoria Ltda. (“GKX”), Marcos Paulo Zavaneli, Mauricio Raul Pereira da Costa and Mauricio Pereira da Costa (collectively, the “Contributors”), and, as intervening party, PMZ Alimentos S.A., a Brazilian privately held corporation (sociedade anônima de capital fechado) (“PMZ”). The Contribution Agreement was executed electronically, and execution by all parties was completed on October 23, 2026.

PMZ, founded in 1979 and headquartered in São José do Rio Pardo, State of São Paulo, Brazil, processes and packages rice and mills broken grains into rice flour for food-industry customers, and sells under its own brands to retail and food-service customers in Brazil. The Contributors together own 100% of the issued and outstanding share capital of PMZ, held as follows: Pivato, 60%; Mauricio Raul Pereira da Costa, 20%; Mauricio Pereira da Costa, 10%; GKX, 7%; and Marcos Paulo Zavaneli, 3%.

Contribution and Consideration

Subject to the terms and conditions of the Contribution Agreement, at the closing (the “Closing”) the Contributors will transfer and contribute to the capital of BRB all of the issued and outstanding shares of PMZ, free and clear of all encumbrances, and PMZ will become a direct, wholly owned subsidiary of BRB. In exchange, BRB will issue to the Contributors an aggregate of 2,800,000 shares of the Company’s common stock (the “Consideration Shares”), allocated pro rata to the Contributors’ ownership of PMZ: 1,680,000 shares to Pivato, 560,000 shares to Mauricio Raul Pereira da Costa, 280,000 shares to Mauricio Pereira da Costa, 196,000 shares to GKX and 84,000 shares to Marcos Paulo Zavaneli.

The number of Consideration Shares is fixed and will not be adjusted for the initial public offering price, exchange rates or any other factor. No portion of the consideration is payable in cash, and the Contribution Agreement provides for no earn-out, contingent consideration, value guarantee, anti-dilution adjustment or other price protection.

In connection with the transaction, Paulo Roberto Bonifácio, the Company’s Chief Executive Officer, Chairman and largest stockholder, has agreed to surrender to the Company, for no consideration, 2,800,000 shares of common stock held by him (the “Surrender of Shares”). The Surrender of Shares was approved by unanimous written consent of the Company’s Board of Directors dated October 8, 2026, and will be effected through the Company’s transfer agent. Upon acquisition by the Company, the surrendered shares will constitute authorized but unissued shares under Wyoming Statutes Section 17-16-631(a). As a result of the Surrender of Shares and the issuance of the Consideration Shares, the total number of shares of the Company’s common stock issued and outstanding immediately following the Closing will equal the number issued and outstanding immediately prior to the Surrender of Shares, and no stockholder other than Mr. Bonifácio will have its percentage ownership reduced as a result of the transaction.

Closing; Conditions

The Closing will take place on the date on which the Company’s common stock first trades on the NYSE American in connection with the Company’s initial public offering (the “IPO”), immediately prior to and conditioned upon the closing of the IPO. The instruments of transfer of the PMZ shares and the instruction to the Company’s transfer agent relating to the Consideration Shares will be held in escrow and released simultaneously with the closing of the IPO. If the closing of the IPO does not occur, no PMZ shares or Consideration Shares will be delivered and each party will be restored to its prior position.

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The obligations of the parties to complete the Closing are subject to customary conditions, including the absence of any law, order or proceeding prohibiting the transaction; written confirmation from the Company’s PCAOB-registered auditor regarding the accounting acquirer determination and the classification of the Consideration Shares as permanent equity; and completion of the IPO and listing, including effectiveness of the Company’s registration statement as amended to reflect PMZ and approval of the Company’s common stock for listing on the NYSE American. The Company’s obligations are further subject to, among other things, the accuracy of the Contributors’ representations and warranties (subject, other than for certain fundamental representations, to a material adverse effect standard), the Contributors’ performance of their covenants in all material respects, the completion of legal, tax, labor and environmental due diligence on PMZ with results satisfactory to the Company in its sole discretion, the completion by the Company’s PCAOB-registered auditor of the audits and reviews of PMZ’s financial statements required by Regulation S-X, and the execution by each Contributor of a twelve-month lock-up agreement. There can be no assurance that the IPO, the listing or the Closing will occur.

Representations, Warranties and Covenants

The Contributors made customary representations and warranties regarding themselves and PMZ, including as to organization, authority, capitalization and title to the PMZ shares, absence of conflicts, financial statements, compliance with laws and permits (including food-safety certifications), material contracts, taxes, labor matters and litigation. The Company made customary representations as to its organization, authority, absence of conflicts and the valid issuance of the Consideration Shares. PMZ is being acquired on an as-is basis; the Contribution Agreement does not provide for post-Closing indemnification by the Contributors or for any escrow or holdback of the Consideration Shares. Between signing and Closing, the Contributors have agreed to cause PMZ to operate in the ordinary course and not to take specified actions without the Company’s prior written consent.

Other Terms

Working capital funding. Within fifteen days following the Company’s receipt of the net proceeds of the IPO (subject to extension for foreign-exchange and banking formalities outside the Company’s control), the Company has agreed to cause US$6,000,000 of the net IPO proceeds to be invested in PMZ for working capital, industrial expansion, logistics, technology and related purposes. This funding is a contribution to PMZ and is not consideration paid to the Contributors.

Excluded real property. An area of approximately 4.55 hectares of real property owned by PMZ in São José do Rio Pardo is excluded from the transaction and is to be transferred to Pivato at the Contributors’ expense and at no cost to PMZ.

Board nomination right. Subject to the Closing and the IPO, the Contributors will jointly have the right to nominate one individual to the Company’s Board of Directors, to be appointed only after the Company has appointed an additional independent director so that the Board remains in compliance with NYSE American independence requirements, and in any event no later than the Company’s first annual meeting of stockholders following the listing date, subject to review by the Company’s Nominating and Corporate Governance Committee.

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Executive agreements. At Closing, PMZ will enter into employment, retention and/or incentive agreements with Marcos Paulo Zavaneli (Chief Executive Officer of PMZ, three-year term) and with Luis Fernando Pivato, Marcelo Pivato, Mateus Pivato and Lucas Pivato (five-year terms).

Lock-up. Each Contributor will enter into a lock-up agreement for twelve months from the listing date. The Company has granted no registration rights in respect of the Consideration Shares.

Termination. The Contribution Agreement may be terminated prior to Closing by mutual written consent; by either the Company or the Contributors if the Closing has not occurred by March 31, 2027 (automatically extended by 90 days if an amendment to the Company’s registration statement then remains under SEC review), subject to certain exceptions; by either party upon an uncured breach by the other that would cause a closing condition to fail; or by the Company if it determines, in its sole discretion, that the results of its due diligence are not satisfactory.

Governing law. The Contribution Agreement is governed by the laws of the Federative Republic of Brazil, with disputes subject to the courts of the Judicial District of São José do Rio Pardo, State of São Paulo. The Contribution Agreement supersedes a Memorandum of Understanding dated July 1, 2026 among the Company, PMZ and Thamuz LLC, a wholly owned subsidiary of the Company.

Relationships

Lázaro Aparecido Moreto, the managing partner of GKX, executed the Contribution Agreement on behalf of GKX.

The foregoing description of the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants in the Contribution Agreement were made solely for purposes of that agreement and as of specific dates, solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties, including qualification by confidential disclosures, and may be subject to standards of materiality different from those applicable to investors. Investors should not rely on them as characterizations of the actual state of facts or condition of any party.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of PMZ, the expected timing and completion of the Closing, the IPO and the listing of the Company’s common stock, and the anticipated use of IPO proceeds. These statements are subject to risks and uncertainties, including that the IPO may not be completed, that conditions to the Closing may not be satisfied or waived, that the Contribution Agreement may be terminated, and the other risks described in the Company’s filings with the SEC. Actual results may differ materially. The Company undertakes no obligation to update any forward-looking statement, except as required by law. This report does not constitute an offer to sell or a solicitation of an offer to buy any securities.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*†

Contribution Agreement and Other Covenants, dated as of October 22, 2026, by and among BRB Foods Inc., Pivato Administração e Participações Ltda., GKX Consultoria Ltda., Marcos Paulo Zavaneli, Mauricio Raul Pereira da Costa, Mauricio Pereira da Costa and, as intervening party, PMZ Alimentos S.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibit 5.7 (survey plan of the Excluded Property) has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of the omitted exhibit to the SEC upon request.

† Certain personal information (identity card and taxpayer registration numbers, personal details, residential addresses and personal e-mail addresses) has been redacted pursuant to Item 601(a)(6) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2026	BRB FOODS INC.

	By:	/s/ Paulo Roberto Bonifacio
	Name:	Paulo Roberto Bonifácio
	Title:	Chief Executive Officer

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